UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 W. Germantown Pike Norristown, PA	19401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 239-8850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with James E. Fickenscher

On May 18, 2005, we entered into an Employment Agreement (the “Employment Agreement”) with James E. Fickenscher to serve as our Chief Financial Officer. The Employment Agreement provides that Mr. Fickenscher shall receive an initial annual base salary of $248,000 which will be reviewed annually for appropriate increases by our Board of Directors or by our Compensation Committee. In addition, Mr. Fickenscher will be granted, subject to approval by our Board of Directors, a non-qualified option to purchase 100,000 shares of our common stock at an exercise price per share equal to the last reported sale price of a share of our common stock on the NASDAQ National Market on May 18, 2005. The option will vest 25% per year over four years commencing on May 18, 2005. The option is governed by our standard form nonqualified stock option agreement, including provision for automatic acceleration upon a change of control of Auxilium. In addition, Mr. Fickenscher will be granted, subject to approval by our Board of Directors, 25,000 shares of restricted stock. The restrictions on these shares will lapse as follows: (i) 5,000 shares on May 18, 2007, (ii) 10,000 shares on May 18, 2008 and (iii) 10,000 shares on May 18, 2009.

The Employment Agreement provides that Mr. Fickenscher will be entitled to participate in all incentive compensation plans that we establish and that his bonus eligibility for 2005 is $86,800, subject to achievement of goals to be mutually agreed upon by Mr. Fickenscher and our Chief Executive Officer. Mr. Fickenscher is also eligible for benefits and participation in our employee benefit plans to the same extent as other employees. Participation in employee benefits plans will be subject to the terms of the benefit plans in effect from time to time.

The Employment Agreement may be terminated by us at any time for cause or upon 30 days written notice without cause. If we terminate Mr. Fickenscher’s employment without cause, we will be obligated to pay his severance equal to nine months of his base salary in effect at the time of his termination. The severance amount shall be paid in equal monthly installments over the nine-month period following his termination. In addition, we would be obligated to pay for his continued participation in our group medical, dental and prescription drug programs during the nine-month period following his termination or obtain comparable benefits at our cost.

Notwithstanding the foregoing, if a change of control occurs during the employment term and Mr. Fickenscher’s employment is terminated without cause at any time or he resigns for good reason during the two-year period following the change of control, Mr. Fickenscher will be entitled to the following change of control severance benefits:

•	a lump sum payment equal to 1.25 times his base salary plus 1.25 times his average annual bonus for the two fiscal years preceding his termination;

•	continued participation, at our cost, in our group medical, dental and prescription drug programs during the 15-month period after termination of employment or payment to obtain comparable benefits at our cost; and

•	immediate vesting of all outstanding options and stock awards.

If payments become due as a result of a change of control and the excise tax imposed by Internal Revenue Code Section 4999 applies, the terms of the Employment Agreement require us to pay Mr. Fickenscher the amount of this excise tax plus the amount of income and other taxes due as a result of the payment of the amount of the excise tax.

Additionally, the Employment Agreement includes non-competition, confidentiality, development assignment and non-solicitation covenants. For a period of one year after termination of Mr. Fickenscher’s employment for any reason, he may not directly or indirectly engage in any business or other activity in the U.S. and Canada that competes directly with us in the sale of pharmaceutical or other products being manufactured, marketed, distributed or developed by us at the time of termination of his employment. The Employment Agreement also provides that Mr. Fickenscher must disclose and assign all developments discovered in connection with his employment, and that for the one-year period after termination of his employment for any reason, he may not solicit our principal customers, encourage any principal customer to reduce its patronage of us, or solicit or recruit our employees.

The foregoing is a summary description of certain terms of the Employment Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Employment Agreement attached as Exhibit 10 to this Report and incorporated herein by reference. All readers are encouraged to read the entire text of the Employment Agreement attached hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Financial and Accounting Officer

On May 18, 2005, Cornelius H. Lansing II and the Company mutually agreed to terminate his position as our Chief Financial Officer and Executive Vice President, Commercial Logistics, effective immediately. Mr. Lansing, who will relocate to Florida for personal reasons, will work closely with management and his successor, James E. Fickenscher, to ensure a smooth transition. As a result, the Company and Mr. Lansing currently are discussing the terms of a potential amendment to his employment agreement. The Company will make all necessary disclosures with respect to any such amendment upon the conclusion of such discussions.

Appointment of Principal Financial and Accounting Officer

On May 18, 2005, we entered into an Employment Agreement (the “Employment Agreement”) with James E. Fickenscher pursuant to which Mr. Fickenscher will serve as our Chief Financial Officer, effective immediately. As Chief Financial Officer, Mr. Fickencher will serve as our principal financial and accounting officer.

Mr. Fickenscher, age 41, joins us from Aventis Berhing L.L.C., a company focused on the research, development and commercialization of plasma protein therapeutics. Mr. Fickenscher joined Aventis Berhing in 1995 as Vice President, Business Development and Strategic Planning for the newly created joint venture. Since then, he has held other positions at Aventis Berhing including General Manager, Japan, Vice President & General Manager, Hemophilia Business Unit and from 2000 until 2004, Senior Vice President, Chief Financial Officer. Throughout his

tenure at Aventis Behring he was also responsible for strategic planning. Prior to Aventis Berhing, Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi-Aventis, in its Collegeville, PA and Paris, France offices and at Deloitte-Haskins + Sells.

Mr. Fickenscher received a B.S from Bloomsburg University of Pennsylvania and is a member of the American Institute of Certified Public Accountants.

A summary description of certain terms of the Employment Agreement is set forth in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference. Such description is a summary of certain terms of the Employment Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Employment Agreement attached as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Employment Agreement attached hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10	Employment Agreement, dated May 18, 2005, between James E. Fickenscher and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: May 20, 2005	By:	/s/ Gerri A. Henwood
Gerri A. Henwood
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10	Employment Agreement, dated May 18, 2005, between James E. Fickenscher and the Registrant.